UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON,  D.C.  20549
                                                   OMB APPROVAL
                                               --------------------------
                                                  OMB  Number:  3235-0066
                                               Expires:  April  30,  1995
                                               Estimated  average  burden
                                                 hours  per  response  49
                                                -------------------------
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           EFINANCIAL DEPOT.COM, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)
DELAWARE                                                              330809711
--------                                                              ---------
(State  or  other  jurisdiction                                (I.R.S. Employer
of  incorporation  or organization)                        Identification  No.)
150  -  1875  Century  Park  East,  Century  City,  CA                   90067
------------------------------------------------------                   -----
(Address  of  Principal  Executive  Offices)                       (Zip  Code)
                EFINANCIAL DEPOT.COM, INC. 1999 STOCK OPTION PLAN
                -------------------------------------------------
                            (Full title of the plan)
                                   JOHN HUGUET
                           EFINANCIAL DEPOT.COM, INC.
                          150 - 1875 CENTURY PARK EAST
                             CENTURY CITY, CA  90067
                     (Name and address of agent for service)
                                 (877) 739-3812
                                 --------------
          (Telephone number, including area code, of agent for service)
Copies of all communications, including all communications sent to the agent for service, should be sent to:
                                 DAVID J. COWAN
                    CLARK, WILSON, BARRISTERS AND SOLICITORS
                         #800 - 885 WEST GEORGIA STREET
                  VANCOUVER, BRITISH COLUMBIA, CANADA, V6C 3H1
                           TELEPHONE:  (604) 687-5700
                           --------------------------



CALCULATION OF REGISTRATION FEE
                                     Proposed          Proposed
Title of Securities to             Amount to be    Maximum Offering    Maximum Aggregate       Amount of
be Registered                       Registered      Price Per Share     Offering Price      Registration Fee
-------------------------------  ----------------  -----------------  -------------------  ------------------

Common Stock, with. . . . . . .  A maximum of
par value $0.001. . . . . . . .  3,500,000 shares  N/A(1)             $            N/A(1)  $      5,601.75(1)
-------------------------------  ----------------  -----------------  -------------------  ------------------

(1)     The  price  is  estimated  in  accordance  with  Rule  457(h)(1) under the Securities Act of 1933, as amended,  solely  for  the  purpose  of calculating the registration fee, based on the average of the bid and asked  price  ($5.875  bid;  $6.25  asked)  of  the  common  stock as reported on the National Association of
Securities  Dealers  Inc.'s  Over  the  Counter  Bulletin  Board  on  March  23,  2000.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM  1.     PLAN  INFORMATION.
In accordance with the rules and regulations of the Securities and Exchange Commission, the documents containing the information called for in Part I of Form S-8 will be sent or given to individuals who participate in efinancial depot.com, Inc.'s (the "Company") 1999 Stock Option Plan dated October 31, 1999 (the "1999 Plan") and who consent to and execute the Company's stock option agreement (the "Agreement") (Exhibit 4(a)), which information is attached as an Exhibit to this Form S-8.
This Registration Statement relates to the offering of a maximum of 3,500,000 common shares (the "Shares") in the capital stock of the Company pursuant to the 1999 Plan.

(A)     GENERAL  PLAN  INFORMATION

The purpose of the 1999 Plan is to retain the services of valued key employees (the "Employees") and consultants (the "Consultants") of the Company, and to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company, and to serve as an aid and inducement in the hiring of new employees, and to provide an equity incentive to consultants and other people selected by the Plan Administrator.

Term  and  Termination
----------------------
The 1999 Plan will be effective only until October 30, 2009 and only with respect to those options granted by the Company pursuant to a written option agreement.
Termination of the 1999 Plan shall not terminate any option granted under the 1999 Plan prior to its termination.

ERISA
-----
The 1999 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Additional  Information
-----------------------
Additional information about the 1999 Plan and the Administrator is available without charge by contacting efinancial depot.com, Inc., at 150 - 1875 Century Park East, Century City, CA 90067, Attention: The President (Telephone:
877-739-3812).

Relationship  Between  the  Administrator  and  Employees
---------------------------------------------------------
As at the date of this Registration Statement, the Administrator of the 1999 Plan (the "Administrator") is comprised of the members of the Board of Directors of the Company. The members of the Company's Board of Directors are elected each year at the Company's Annual General Meeting, and generally hold senior management positions within the Company. Any member of the Company's Board of Directors may be removed by special resolution of the shareholders of the Company prior to the Company's Annual General Meeting.

Transfer  Agent
---------------
The Company's transfer agent with respect to its common stock is Nevada Agency and Trust Company, 50 West Liberty, Suite 880, Reno, Nevada 89501 (Telephone:
(775)  322-0626;  Facsimile:  (775)  322-5623).

(B)     SECURITIES  TO  BE  OFFERED

The Company has reserved an aggregate of 3,500,000 Shares for issuance under the 1999 Plan. The number of Shares is subject to adjustment from time to time if the Company, by reason of a consolidation, merger or transfer of assets, reclassifies or changes it outstanding shares.

(C)     EMPLOYEES  WHO  MAY  PARTICIPATE  IN  THE  PLAN

Employees of, and consultants retained by, the Company or by a corporation related to the Company (a "parent corporation" or a "subsidiary corporation", as defined in sections 424(e) and 424(f) of the Code, and the regulations thereunder, as amended), as selected by the Administrator, are eligible to participate in the 1999 Plan.

(D)     PURCHASE  OF  SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR SECURITIES
OFFERED

Each Agreement entered into by the Company and the Employees and/or Consultants pursuant to the 1999 Plan will state the number of shares of common stock to which it pertains. Each Agreement will also state the price per share of common stock at which it is exercisable. Upon the exercise of an option under each Agreement, the aggregate exercise price will be payable to the Company in cash, or by certified or cashier's check.

(E)     RESALE  RESTRICTIONS

The Shares, upon vesting to the Employees and/or Consultants, will be free trading upon registration.

(F)     TAX  EFFECTS  OF  PLAN  PARTICIPATION

No tax effect will accrue to the Employees and/or Consultants as a result of their participation in the 1999 Plan. In addition, there will be no tax effects upon the Company as a result of the 1999 Plan.
The  1999  Plan  is  not  qualified under section 401(a) of the Internal Revenue
Code.

(G)     INVESTMENT  OF  FUNDS

Not  applicable.

(H)     WITHDRAWAL  FROM  THE  PLAN;  ASSIGNMENT  OF  INTEREST

Pursuant to the 1999 Plan, options that have vested will terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:
1.     the  expiration  of  the  option,  as  designated  by  the Administrator;
2. the date of termination of an employment or contractual relationship with the Company (as determined in the sole discretion of the Administrator);
3. the expiration of three (3) months from the date of the termination of an employment or contractual relationship with the Company for any reason whatsoever other than cause, death or disability (as defined in the 1999 Plan) unless, in the case of a non-qualified stock option, the exercise period is extended by the Administrator until a date not later than the expiration date of the option; or
4. the expiration of one year (1) from termination of an employment or contractual relationship by reason of death or disability (as defined in the 1999 Plan) unless, in the case of a non-qualified stock option, the exercise period is extended by the Administrator until a date not later than the expiration date of the option.
Options granted pursuant to the 1999 Plan may not be transferred, assigned, pledged or hypothecated in any manner, other than by will, by applicable laws of descent and distribution (except in the case of an "incentive stock option"), pursuant to a qualified domestic relations order, and shall not be subject to execution, attachment or similar process; provided however, that any Agreement may provide or be amended to provide that a "non-qualified stock option" to which it relates is transferable without payment of consideration to immediate family members of any of the Employees or Consultants, or to trusts or partnerships or limited liability companies established exclusively for the benefit of the immediate family members of any of the Employees or Consultants. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option or of any right or privilege conferred by the 1999 Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by the 1999 Plan, such option will terminate and become null and void.

(I)     FORFEITURES  AND  PENALTIES

If an employment or contractual relationship with the Company is terminated for any reason or if any of the Employees or Consultants resigns, the Shares that have vested at the effective date of termination or resignation of that person shall be deemed to have been earned by that employee or consultant and no reduction or refund shall take place and no claim for any additional shares, compensation, severance or consideration of any kind may be made by that employee or consultant. See "Term, Termination and Compensation" above.

(J)     CHARGES  AND  DEDUCTIONS  AND  LIENS  THEREFOR

Not  applicable.

ITEM 2. COMPANY INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION. Upon written or oral request, any of the documents incorporated by reference in
Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in Section 10(a) Prospectus) and other documents required to be delivered to the Employees and/or Consultants pursuant to Rule 428(b) are available without charge by contacting:

                           efinancial depot.com, Inc.
                          150 - 1875 Century Park East
                             Century City, CA  90067
                            Attention:  The President
                          (Telephone:  (877) 739-3812)

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

The following documents filed by the Company are incorporated herein by reference:
1.     The  Company's  Registration Statement on Form 10-SB (Registration number
000-26899) filed on July 30, 1999 containing audited financial statements for the fiscal year ended December 31, 1998 and December 31, 1997 and unaudited financial statements for the three months ended June 30, 1999;
2. the Company's Quarterly Report on Form 10-QSB filed on November 22, 1999 for the quarter ending September 30, 1999, containing unaudited consolidated financial statements for the three months ended September 30, 1999 and 1998;
3.     the  Company's  Report  on  form  8-K  filed  on  October  1,  1999;
4.     the  Company's  Report  on  Form  8-K/A  filed  on  December 8, 1999; and
5. the Company's Schedule 14C Information filed on October 13, 1999. In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  4.     DESCRIPTION  OF  SECURITIES.

Not  applicable.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

Not  applicable.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

Section 145 of the Delaware General Corporation Law provides as follows with respect to indemnification of directors and officers:
(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.
(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders;
(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.
(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.
(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).
The Company's Articles provide as follows with respect to indemnification of directors and officers:

7.1 AUTHORIZATION FOR INDEMNIFICATION. The Company may indemnify, in the manner and to the full extent permitted by law, any person (or the estate, heirs, executors, or administrators of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

7.2 ADVANCE OF EXPENSES. Costs and expenses (including attorneys' fees) incurred by or on behalf of a director or officer in defending or investigating any action, suit, proceeding or investigation may be paid by the Company in advance of the final disposition of such matter, if such director or officer shall undertake in writing to repay any such advances in the event that it is ultimately determined that he is not entitled to indemnification. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. Notwithstanding the foregoing, no advance shall be made by the Company if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, or by the stockholders, that, based upon the facts known to the Board or counsel at the time such determination is made, (a) the director, officer, employee or agent acted in bad faith or deliberately breached his duty to the Company or its stockholders, and (b) as a result of such actions by the director, officer, employee or agent, it is more likely than not that it will ultimately be determined that such director, officer, employee or agent is not entitled to indemnification.

7.3 INSURANCE. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article or applicable law.

7.4 NON-EXCLUSIVITY. The right of indemnity and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses from the Company may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any agreement for indemnification of or advancement of expenses to any director, officer, employee or other person may provide rights of indemnification or advancement of expenses which are broader or otherwise different from those set forth herein.
The Company's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

Not  Applicable.

ITEM  8.     EXHIBITS.

     4(a)     efinancial  depot.com,  Inc.  1999  Stock  Option Plan, as amended
     4(b)     Form  of  Stock  Option  Agreement
     5     Opinion  of  Clark,  Wilson
     23.1     Consents  Clark,  Wilson  (included  in  Exhibit  5)
     23.2     Consent  of  Auditor  (Stefanou  &  Company,  LLP)
     24     Power  of  Attorney  (included  in  signature  page)

ITEM  9.     UNDERTAKINGS.

1.     The  undersigned  Company  hereby  undertakes  that:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement of any material change to such information in the registration statement; provided however, that paragraphs 1(a)(i) and 1(a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;
(b) for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE COMPANY. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Century City, in the State of California, on 10th day of March, 2000

(Registrant)     efinancial  depot.com,  Inc.

By  (Signature  and  Title)     /s/  John  Huguet
                                -----------------
                                John  Huguet,  President
                                and  Chief  Executive  Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John Huguet his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

(Signature)     /s/  John  Huguet
                -----------------
                John  Huguet

(Title)     President  and  Chief  Executive  Officer  (principal  executive officer)/Director

(Date)     March  10,  2000
           ----------------

(Signature)     /s/  Randy  Doten
                -----------------

Randy  Doten
(Title)     Vice  President,  Technical  Development  /  Director

(Date)     March  10,  2000
           ----------------

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Century City, State of California, on 10th day of March, 2000

(Plan)     efinancialdepot.com,  Inc.  1999  Stock  Option  Plan

By  (Signature  and  Title)     /s/  John  Huguet
                                 ----------------
     John  Huguet,  President  and  Chief  Executive  Officer